UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021  (December 9, 2021)

ENCISION, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 444-2600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ECIA	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On December 9, 2021, Eide Bailly LLP resigned as the independent registered public accounting firm of Encision, Inc. (the “Company”), effective immediately. The audit committee approved this resignation.

The audit reports of Eide Bailly LLP on the Company’s financial statements as of and for the years ended March 31, 2021 and 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent years ended March 31, 2021 and 2020, and for the subsequent interim period through September 30, 2021, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Eide Bailly LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly LLP, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent years ended March 31, 2021 and 2020, and for the subsequent interim period through September 30, 2021, there was no “reportable event”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, and the instructions related thereto.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished Eide Bailly LLP with a copy of this Current Report on Form 8-K on December 9, 2021, providing Eide Bailly LLP with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached and incorporated by reference as Exhibit 16.1 is a copy of Eide Bailly LLP’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

Effective December 9, 2021, in connection with the resignation of Eide Bailly LLP, upon the approval of its board of directors, the Company engaged Gries and Associates, LLC (“Gries and Associates”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately. The audit committee approved this engagement.

During the Company’s two most recent years ended March 31, 2021 and 2020, and for the subsequent interim period through September 30, 2021, neither the Company nor anyone on its behalf consulted Gries and Associates regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Gries and Associates concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

16.1	Letter from Eide Bailly LLP to the Securities and Exchange Commission, dated December 9, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION, INC.
(Registrant)

Date: December 10, 2021
/s/ Mala M Ray
Mala M Ray
Controller
Principal Accounting Officer